UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

HILL-ROM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Prudential Plaza, Suite 4100 Chicago, Illinois	47006-8835
(Address of principal executive offices)	(Zip Code)

(312) 819-7200
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On September 1, 2015, Hill-Rom Holdings, Inc. (“Hill-Rom”) completed its previously announced private offering (the “Offering”) of $425 million aggregate principal amount of 5.75% Senior Notes due 2023 (the “Notes”) pursuant to a purchase agreement, dated August 18, 2015, by and between Hill-Rom, certain subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and Goldman, Sachs & Co., as representative of the several initial purchasers named therein.  Hill-Rom intends to use the net proceeds from the Offering to finance, in part, its previously announced acquisition (the “Merger”) of Welch Allyn Holdings, Inc. (“Welch Allyn”).

In connection with the closing of the Offering, Hill-Rom and the Subsidiary Guarantors entered into an Indenture, dated September 1, 2015 (the “Indenture”), between Hill-Rom, the Subsidiary Guarantors and MUFG Union Bank, N.A., as trustee (the “Trustee”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of Hill-Rom.  Hill-Rom’s payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors.  Prior to the consummation of the Merger, the Notes will be obligations solely of Hill-Rom and the Subsidiary Guarantors.  Upon the consummation of the Merger, the Notes will also be guaranteed by Welch Allyn and certain of its subsidiaries.  Interest is payable on the Notes on March 1 and September 1 of each year, beginning on March 1, 2016.  The Notes will mature on September 1, 2023.

The Indenture contains restrictive covenants that, among other things, limit the ability of Hill-Rom and the Subsidiary Guarantors to: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets or issue capital stock of restricted subsidiaries; (v) create liens; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) nonpayment of principal, premium, if any, and interest, when due; (ii) breach of covenants in the Indenture; (iii) defaults relating to the failure to pay at final maturity or the acceleration of certain other indebtedness; (iv) a failure to pay certain judgments; and (v) certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Upon the first to occur of either (i) November 30, 2015, if the Merger is not consummated prior to such date, or (ii) the date on which the agreement relating to the Merger is terminated, Hill-Rom will be required to redeem the Notes (the “Special Mandatory Redemption”) in whole, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the date of the Special Mandatory Redemption. Hill-Rom may also redeem the Notes, at its option, in whole, at any time prior to November 30, 2015, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the date of redemption, if, in Hill-Rom’s judgment, the Merger will not be consummated on or prior to November 30, 2015.

The Notes will also be redeemable at the option of Hill-Rom, in whole or in part, at any time on or after September 1, 2018 pursuant to a customary schedule of declining redemption prices.  In addition, Hill-Rom may redeem some or all of the Notes prior to September 1, 2018 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium.  Prior to September 1, 2018, Hill-Rom may redeem up to 40% of the aggregate principal amount of the Notes using the proceeds of certain equity offerings at a redemption price equal to 105.75% of the aggregate principal amount of the Notes.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 8.01              Other Events

As previously disclosed, on June 16, 2015, Hill-Rom entered into a Merger Agreement by and among Hill-Rom, Empire Merger Sub Corp. and Welch Allyn, providing for the acquisition of Welch Allyn by Hill-Rom.  Subject to the satisfaction of various closing conditions set forth in the Merger Agreement, including the adoption and approval of the Merger Agreement by the requisite vote of Welch Allyn’s stockholders at the special meeting to be held on September 8, 2015, Hill-Rom currently expects to complete the Merger on September 8, 2015.

Item 9.01              Financial Statements and Exhibits

(d)                      Exhibits:

Exhibit No.	Description
4.1

Indenture, dated September 1, 2015, among Hill-Rom Holdings, Inc., the subsidiary guarantors party thereto, and MUFG Union Bank, N.A., as trustee, including the form of note attached as an exhibit thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: September 1, 2015	By:	/s/ Susan Lichtenstein
	Name:	Susan Lichtenstein
	Title:	Senior Vice President and Chief Legal Officer (duly authorized officer and principal financial officer)

Exhibit Index

Exhibit No.	Description
4.1

Indenture, dated September 1, 2015, among Hill-Rom Holdings, Inc., the subsidiary guarantors party thereto, and MUFG Union Bank, N.A., as trustee, including the form of note attached as an exhibit thereto